SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SilverBow Resources, Inc.

(Name of Registrant as Specified in Its Charter)

KEF Investments, LP

KEF Fund V Investments, LP

Kimmeridge Energy Management Company, LLC

Benjamin Dell

Alexander Inkster

Neda Jafar

Denis Laloy

Noam Lockshin

Henry Makansi

Neil McMahon

Douglas E. Brooks

Carrie M. Fox

Katherine L. Minyard

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 2, 2024, Kimmeridge Energy Management, LLC issued a press release (the “Press Release”) in connection with releasing a presentation (the “Presentation”) relating to SilverBow Resources, Inc., on its website (the “Website”), www.Kimmeridge.com/sbow/. A copy of the Press Release is set forth as Exhibit 1. A copy of the Presentation is set forth as Exhibit 2. Copies of the materials posted to the Website are set forth as Exhibit 3.

Exhibit 1

Kimmeridge Releases Presentation on SilverBow’s Track Record of Value Destructive M&A

SilverBow needs experienced, independent directors who are capable and open to assessing all value enhancing alternatives to create significant long-term shareholder value

Urges shareholders to vote “FOR” all three of Kimmeridge’s highly qualified, independent nominees to SilverBow’s staggered board on the GOLD proxy card

NEW YORK and DENVER, May 2, 2024 – Kimmeridge, an alternative asset manager focused on the energy sector and the largest shareholder of SilverBow Resources ("SilverBow" or the “Company”) holding 12.9% of outstanding shares, today released an investor presentation detailing SilverBow’s consistent track record of value destructive M&A.

SilverBow has pursued a failed M&A strategy that has put its balance sheet at risk – adding debt and minimum volume commitments that now represent over 96% of the Company’s enterprise value – while consistently destroying shareholder value. As noted in the presentation:

•	SilverBow’s TSR has underperformed the XOP following all 8 of their acquisitions, notably:
o	-45% since acquiring assets from Teal (October 2021)
o	-32% since acquiring Sundance Energy and Sandpoint Resources (April 2022)
o	-24% since announcing its self-proclaimed “transformational” acquisition of Chesapeake’s South Texas asset (August 2023)
•	Even after 8 acquisitions, SilverBow remains in the bottom 10% of the XOP in terms of market capitalization and trades at the lowest EV / EBITDA multiple in its peer set. [1]
•	SilverBow claims free cash flow generation is central to its M&A criteria, yet its acquisitions have been a significant drag on free cash flow since the start of 2021.
•	Despite SilverBow’s claims to the contrary, minimal drilling activity has taken place on acquired acreage, suggesting they rarely compete for capital.
•	On a debt-adjusted basis, the Company’s per-share production and proved reserves metrics have stayed relatively flat since 2017 (the year current CEO was hired).
•	Despite management’s consistently poor decision making and results, SilverBow’s Board rewards underperformance with above average compensation – apparently either because of an unwillingness to hold management accountable or an inability to understand what drives shareholder value.

None of SilverBow’s nominees possess relevant M&A experience. During interviews with Kimmeridge’s nominees, the participating Board members shared their belief that the only person on the Board with transaction experience is Chairman Rowland – who is not up for election at this year’s annual meeting taking place on May 21 due to the Company’s classified board structure.

____________________________

1 Peers include: APA, AR, BTE, CHK, CHRD, CIVI, CNX, COP, CRGY, CRK, CTRA, DVN, EOG, EQT, FANG, GPOR, KOS, MGY, MNR, MRO, MTDR, MUR, NOG, OVV, OXY, PR, PXD, RRC, SM, TALO, VTLE.

The lack of M&A experience on SilverBow’s Board was most recently on display with its failed analysis of Kimmeridge’s proposal to combine SilverBow with Kimmeridge Texas Gas (“KTG”). In this instance, the Board was unable to even account for acquisitions that KTG had made, which they would have been able to do if they simply requested access to Kimmeridge’s prepopulated data room.

To advance the best interests of all SilverBow shareholders and challenge the existing Board’s status quo mindset, Kimmeridge has nominated three highly-qualified, independent director candidates – Carrie Fox, Douglas Brooks, and Katherine Minyard – for election at the 2024 annual meeting. In contrast to SilverBow’s incumbent directors, Kimmeridge’s nominees are E&P industry leaders who have the necessary skills – including transaction expertise, track records of effective capital allocation and M&A, and a proven commitment to best-in-class corporate governance – to address the long-standing historical challenges that have constrained SilverBow’s performance.

Kimmeridge urges all SilverBow shareholders to vote “FOR” all of Kimmeridge’s nominees — Carrie Fox, Douglas Books, and Katherine Minyard — and “WITHHOLD” on all of SilverBow’s directors up for election — Gabriel Ellisor, Kathleen McAllister, and Charles Wampler — on the GOLD proxy card.

Additional information

Additional information regarding Kimmeridge’s definitive proxy statement can be found at www.Kimmeridge.com/sbow/.

About Kimmeridge

Founded in 2012 by Ben Dell, Dr. Neil McMahon and Henry Makansi, Kimmeridge is an alternative asset manager focused on the energy sector. The firm is differentiated by its direct investment approach, deep technical knowledge, active portfolio management, proven sustainability track record and proprietary research and data gathering.

Media

Daniel Yunger / Anntal Silver / Emma Cloyd

Kekst CNC
Kekst-Kimmeridge@kekstcnc.com

Investors

John Ferguson

Saratoga Proxy Consulting LLC

jferguson@saratogaproxy.com

(212) 257-1311

Cautionary Statement Regarding Forward-Looking Statements

This press release does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains "forward-looking statements". Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as "may," "will," "expects," "believes," "anticipates," "plans," "estimates," "projects," "potential," "targets," "forecasts," "seeks," "could," "should" or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if Kimmeridge underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Kimmeridge that the future plans, estimates or expectations contemplated will ever be achieved.

Important Information

Kimmeridge Energy Management Company, LLC, KEF Investments, LP, KEF Fund V Investments, LP, Benjamin Dell, Alexander Inkster, Neda Jafar, Denis Laloy, Noam Lockshin, Henry Makansi, Neil McMahon, Douglas E. Brooks, Carrie M. Fox and Katherine L. Minyard (collectively, the “Participants”) have filed a definitive proxy statement and accompanying GOLD proxy card (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies in connection with the 2024 annual meeting of shareholders of SilverBow. Shareholders of the Company are advised to read the Proxy Statement and other documents related to the solicitation of proxies with respect to the Company by the Participants because they contain important information, including additional information related to the Participants and a description of their direct or indirect interests by security holdings or otherwise. Such materials are available at no charge on the SEC’s website, https://www.sec.gov or at www.Kimmeridge.com/sbow/.

Exhibit 2

Kimmeridge

The "SBOWay" Is Value Destructive M&A

An Honest Assessment of SBOW's M&A
that the Board Should Have Done

SilverBow Needs a Refreshed Board to Provide an Honest Assessment of Its M&A Record

Kimmeridge

SBOW's M&A Criteria	Factual Assessment
"Enhance scale and asset durability"	⊗ After doing 8 deals since Q3 2021, SilverBow remains in the bottom 10% of the XOP in market capitalization and has delivered negative TSR
"Add quality inventory that competes for capital today"	⊗ SilverBow has drilled very little of the inventory on its acquired acreage, despite compensating management for extending the inventory runway
"Generate significant free cash flow"	⊗ SilverBow's cumulative free cash flow[1] since each acquisition is significantly negative
"Accretive to key financial metrics"	⊗ SilverBow's free cash flow per share, even excluding acquisitions, has gone down over time
"Maintain balance sheet strength and/or create"	⊗ SilverBow continually guides to leverage targets and misses them like clockwork

Source: Enverus, public filings, Bloomberg
[1] Free cash flow calculated as Cash Flows from Operating Activities plus Cash Flows from Investing Activities.

2

SBOW Has Generated Negative TSR and Underperformed the XOP Since CEO Woolverton Was Hired

Kimmeridge

Through the cycle, SBOW has underperformed the XOP and provided negative 4% total shareholder return. A holistic look at performance over time shows that **SilverBow has delivered no real alpha for shareholders.**

A 7-year round trip

Total Shareholder Return (%)
100%
80%
60%
40%
20%
-
(20%)
(40%)
(60%)
(80%)
(100%)
COVID-19
SilverBow's post-COVID rally driven by their beta to the commodity
XOP: 4%
SBOW: (4)%
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20
Aug-20
Feb-21
Aug-21
Feb-22
Aug-22
Feb-23
Aug-23
SBOW
XOP

By self-selecting time periods, the Company claims to have delivered performance, when it has not

Source: Bloomberg.
Note: Performance shown through an unaffected date of 2/21/2024. CEO Woolverton's hiring was announced on 2/28/2017.

3

Equity Performance Reflects a Failure to Grow the Assets on a Per-Share Basis

Kimmeridge

SilverBow's M&A framework has **neither propelled the Company to relevance nor generated meaningful value** for shareholders. On a debt-adjusted basis, the Company's per-share production and proved reserves metrics have stayed relatively flat since 2017 (the year current CEO was hired).

Annual Production per Debt-Adjusted Share[1]

(Mboe per million shares)
600
500
400
300
200
100
0
462
497
327
99
354
423
416
2017
2018
2019
2020
2021
2022
2023

Proved Reserves per Debt-Adjusted Share[1]

(Mboe per million shares)
12,000
10,000
8,000
6,000
4,000
2,000
0
8,436
9,902
5,506
1,634
6,422
9,608
8,568
2017
2018
2019
2020
2021
2022
2023

TSR during CEO Woolverton's tenure is (4%) while the XOP is up 4%

Source: Company filings, FactSet.

[1] Per-share metrics calculated by converting Company's quarterly debt balances to equivalent shares at the average share price per quarter.

[2] TSR measured through the unaffected date of 2/21/2024.

4

It Does Not Appear SBOW's Deals "Compete for Capital Today"

Kimmeridge

SBOW's claims of successfully acquiring inventory that competes for capital today do not hold up under scrutiny. In fact, the Company has spent considerable capital on acreage, only to decide that it didn't actually want to drill very much on the newly acquired acres.

SilverBow's Track Record of "Value-Enhancing" Transactions

SAN ISIDRO
Q3 2021
POST OAK
Q4 2021
TEAL
Q4 2021
SANDPOINT RESOURCES LLC
Q2 2022
SUNDANCE
Q3 2022
Arkoma Drilling
Q3 2022
ConocoPhillips
Q4 2022
CHESAPEAKE ENERGY
Q4 2023

Total Gross Inventory Acquired
Gross Wells Drilled to Date on Acreage
106
9
San Isidro
100
3
Post Oak
179
3
Teal
46
2
Sandpoint
187
33
Sundance
6
0
Arkoma
61
5
Conoco Phillips
300
2
Chesapeake

Source: Enverus, public filings

Note: Analysis includes using SBOW's disclosed net locations and the disclosed PDP working interest for each acquisition to calculate implied gross locations. SBOW wells drilled over time is calculated using Enverus wells with a midpoint of the lateral on the acreage.

5

The "SBOWay" is Value Destructive M&A

Kimmeridge

SBOW's core leadership team – Sean Woolverton (CEO), Marc Rowland (Chair), and former noteholder appointees and incumbent Director nominees Gabriel Ellisor and Charles Wampler– are responsible for **destroying shareholder value over all relevant timeframes**.

SBOW vs. XOP Total Shareholder Return From Key Event to Present[1]

(15%) v. XOP
(8%) v. XOP
(34%) v. XOP
(22%) v. XOP
(45%) v. XOP
(32%) v. XOP
(17%) v. XOP
(24%) v. XOP
(25%) v. XOP
SBOW
XOP
Total Shareholder Return (%)
(5%)
10%
(4%)
4%
45%
79%
57%
79%
(5%)
40%
(29%)
3%
(9%)
8%
(29%)
(5%)
(33%)
(8%)
Sep-2016: Marc Rowland Hired as Board Chairman
Feb-2017: Sean Woolverton Hired as CEO
Aug-2021: SBOW Acquires San Isidro
Aug-2021: SBOW Acquires Assets from Post Oak
Oct-2021: SBOW Acquires Teal
Apr-2022: SBOW Acquires Sandpoint and Sundance
Sep-2022: SBOW Implements Poison Pill
Aug-2023: SBOW Acquires CHK STX Rich Asset
Sep-2023: SBOW Issues Equity to Fund CHK Deal
Key Events

Source: Bloomberg, public company filings

[1] Performance represents total shareholder return from announcement date of key event through the unaffected date of 2/21/2024.

6

SilverBow Maximizes Value for Lenders Not Shareholders

Kimmeridge

Excerpt from SBOW Presentation

Driving Toward Long-Term
Leverage Ratio Target of <1.0x
Leverage(1)(4)
2.5x
~(1.0x)
1.6x
<1.5x
YE20
YE23
YE24E
Liquidity
($MM)
$82
+483%
$479
YE20
YE23
Free Cash Flow(1)(3)
($MM)
$61
$84
$22
$56
$138
FY20
FY21
FY22
FY23
FY24E

Additional Context

Driving Nowhere
Debt
Increased debt by nearly $800MM
$430
$1,222
FY20
FY23
MVC1 Liabilities
Purchased another $676MM in MVC1 obligations
$14
$690
FY20
FY23
Free Cash Flow Per Share2
Decreased FCF / share by 57%
$5.10
$5.05
$0.96
$2.21
FY20
FY21
FY22
FY23

Net debt and MVCs are equivalent to over 96% of enterprise value

Source: Company filings

[1] MVCs, or minimum volume commitments, represent the gross future minimum gas transportation charges the Company is obligated to pay.

[2] Free cash flow per share metrics shown per SBOW's calculation and exclude the negative impact of acquisitions.

7

The Company that Cried 1.0x Leverage

Kimmeridge

Management states leverage targets, then revises them higher, then misses them entirely.

Year End 2022 Leverage	"***on track to achieve a 1x leverage ratio*** *by the end of this year*" CEO Sean Woolverton, August 4th 2022	12/31/22 Actual Leverage: **1.35x | 35% miss**
Year End 2023 Leverage	**0.5x-1.0x** **YE23 Leverage Target** November 2022 Earnings Presentation	12/31/23 Actual Leverage: **1.56x | 108% miss**
Year End 2024 Leverage	"We expect SilverBow's leverage to decrease through year-end 2023 and **reach our 1 time target by year-end 2024**" CEO Sean Woolverton, August 14th 2023	Revised Target in Q1 2024: **<1.5x | 50% miss**
2022 FCF Guidance	"*Projected Full year 2022* ***FCF of $180-$250 million***" CEO Sean Woolverton, April 14th 2022	FY 2022 Actual Free Cash Flow: **$22MM | 90% miss**
Cum. FCF | 2022-2024	"total SilverBow pro forma free cash flow **greater than $1.0 billion**" CEO Sean Woolverton, April 14th 2022	Current Pace[1]: **$265MM | 73% miss**

Source: Company filings
[1] Actuals through 2023; uses the midpoint of guidance for 2024 figures.

8

An Example of the "SBOWay" M&A Analysis

Kimmeridge

SBOW used non pro forma metrics for KTG to compare against their CHK STX acquisition to discredit the KTG proposal. At best, this is intentionally misleading and insults shareholders' intelligence. At worst, this is incompetence and explains their M&A track record.

Excerpt from SBOW Presentation

SilverBow RESOURCES

KTG Proposal Failed to Meet SilverBow's Proven Acquisition Criteria

Key Metrics	KTG Proposal[1]	SilverBow's Acquisition of Chesapeake's South Texas Assets
Enterprise Value (EV) ($MM)	$1,421	$700
4Q23 Net Production (MMcfe/d, 6:1)	190	197
4Q23 Net Production (MMcfe/d, 20:1)	265	473
FY23 EBITDA	$94	$264
FY23 FCF[2]	($229)	$130
2023 Reinvestment Rate[3]	378%	51%
Base PDP Decline (2024-2025)[4]	41%	26%
YE23 Reserves PDP PV10 (SEC) ($MM)	$650	$821
YE23 Reserves 1P PV10 (SEC) ($MM)	$961	$1,166
YE23 Reserves, PUD Locations	301	151
YE23 Reserves, PUD Locations, 5 Years	177	151
Key Transaction Multiples		
EV / Net Production, 6:1, $/MMcfe	$7,479	$3,552
EV / Net Production, 20:1, $/MMcfe	$5,355	$1,480
EV / EBITDA	15.1x	2.6x
FCF Yield / EV	(16%)	19%
PDP PV 10 / EV	0.5x	1.2x
1P PV 10 / EV	0.7x	1.7x
EV / PUD Location ($MM)[5]	$2.6	$0.0
EV / PUD Location Drilled in 5 Years ($MM)[5]	$4.4	$0.0

Kimmeridge's proposed valuation of KTG was counter to SilverBow's core acquisition criteria – in contrast, SilverBow's acquisition of the Chesapeake South Texas assets delivered on all criteria

(1) 4Q23 and FY23 metrics based on Kimmeridge publicly provided data; not adjusted to reflect pro forma full period results from KTG's BlackBrush acquisition
(2) FCF calculated as asset EBITDA less Capex
(3) Reinvestment rate calculated as Capex / Sum of Capex and FCF
(4) Base PDP Decline calculated as FY25 net production / FY24 net production (PDP only) -1
(5) After adjusting for PDP PV-10

Investor Presentation 21 4/29/2024

"Not adjusted to reflect pro forma full period results from KTG's BlackBrush acquisition"

Did they think no one would notice?

Source: Company filings

9

A Self-Serving Cycle of Enrichment and Value Destruction

Kimmeridge

The Board's **worst-in-class corporate governance** that prioritizes itself and management over shareholder returns appears to have **permeated throughout the entire organization in a cyclical, self-serving manner**:

A Fortress of Worst-In-Class Governance
Misaligned Incentives
Value-Destructive M&A
Misaligned Management vs. Shareholders

Management and Board built a fortress of bad governance to protect their self interests

- *Classified Board with 3-year terms*
- *Unilateral adoption of poison pill without a vote or end in sight*
- *Shareholders cannot call special meetings or fill Board vacancies*
- *Joint GC / CFO role exposes the Company to substantial risk*

Board's Compensation Committee (including nominees Wampler and Ellisor) rewards growth at all costs, at shareholders' expense

- *Nominees Wampler and Ellisor serving on Comp. Committee since 2017; in this period oversaw **137% avg. payout of target pay, while delivering minimal return***

Management and the Board have received $65MM over the last 6 years, while consistently selling shares. Shareholders have received (4%) TSR and $0 cash distributed

- *Board directors are active net sellers of SBOW equity since 2017, and CEO Woolverton has not purchased a single share since 2018*

Over 3 years the Company has undertaken 8 deals, leading to negative share price performance and an over-levered balance sheet

- *Cumulative cash outflow is >$1Bn from these acquisitions, while share price reaction to these deals is consistently negative*

10

SBOW's Nominees Will Perpetuate the Same, Tired, Status Quo

Kimmeridge

	Stated Nominee Strengths	The Facts
Gabriel Ellisor	*"Significant financial expertise developed through 25 years in the finance sector of the oil and gas industry"*	⊗ As part of Mr. Ellisor's "significant experience," served for less than 1 year at each of his prior public company board appointments
	"Extensive M&A experience at Rivington Capital and serving as CFO of two oil and gas acquisition vehicles exited within 5 years for proceeds of $2.5 billion"	⊗ Never employed as a public c-suite executive
	"Expertise in successfully raising capital at energy companies"	⊗ Oversaw meaningfully dilutive equity issuances and punitive Second Liens
Kathleen McAllister	*"Significant experience overseeing financial and operational functions at large multinational companies"*	⊗ "Multinational" experience was at an MLP subsidiary to a parent company, for a total of two years
	"Public company CEO and CFO experience at capital-intensive global companies in the energy value chain"	⊗ Public company CEO and CFO experience resulted in a negative 15% TSR during her tenure
	"Expertise executing strategic transactions, including leading Transocean Partners IPO in 2014"	⊗ Claimed expertise is challenged by fellow Board members' admission in interviews that the only person on the Board with transaction experience is Chairman Rowland
Charles Wampler	*"Significant understanding of E&P company challenges leveraging 40+ years of experience"*	⊗ No public company C-suite experience and has only served on 1 outside Board, where he served for less than 2 years
	"Decades of operational expertise, including working as COO of large multinational energy companies"	⊗ According to the Company's own skillset matrix, lacks "Business Development" and "Mergers and Acquisitions" skills
	"Track record of overseeing employee safety and minimizing environmental impacts of E&P operations"	⊗ As member of the Compensation Committee, oversees low-bar, rudimentary "ESG scaler" (i.e., standard sustainability reporting) to determine executive bonus payout

Source: Public filings, Bloomberg

11

Our Nominees Have the Skillsets Necessary to Ensure a Sustainable Future for SBOW

Kimmeridge

Our nominees are E&P industry leaders who will undertake a fresh, deeply thoughtful, highly-informed and independent assessment of SBOW's strategy and governance.

Douglas Brooks

Named one of America's Top 100 Directors by the NACD in 2022, Mr. Brooks is a highly respected, veteran public company CEO and independent board member with a track-record of being asked to lead oil & gas public companies as they navigate significant strategic challenges. He has served on all key public Board committees.

Carrie Fox

Ms. Fox is an oil & gas executive and public company Board member with extensive transactional, strategic leadership, asset management, and operational experience. Her team won the S&P Global Platts' Global Energy Award "Corporate Deal of the Year" in 2018.

Katherine Minyard

Ms. Minyard has spent her whole career focused on capital markets in the U.S. and global oil & gas industry, with specific expertise in financial analysis, valuation and capital allocation through her positions as a leading sell-side analyst and investor. She understands both the shareholder mindset and the Board member mindset in this dynamic industry.

Our nominees have the necessary skillsets to challenge the status quo:

- ✓ **Strategic Transformation Expertise**
- ✓ **Established Shareholder Value Creation Record**
- ✓ **Operational Excellence**
- ✓ **Capital Markets Experience**
- ✓ **Capital Allocation Expertise**
- ✓ **Industry Experience**
- ✓ **Best-In-Class Corporate Governance Commitment**
- ✓ **Sustainability Commitment and Leadership**

12

Disclaimer

Kimmeridge

General Considerations
This presentation is for general informational purposes only, is not complete and does not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise). This presentation should not be construed as legal, tax, investment, financial or other advice. The views expressed in this presentation represent the opinions of Kimmeridge Energy Management Company, LLC ("Kimmeridge") and are based on publicly available information with respect to the Company and the other companies referred to herein. Kimmeridge recognizes that there may be confidential information in the possession of the companies discussed in this presentation that could lead such companies to disagree with Kimmeridge's conclusions. Certain financial information and data used herein have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third-party reports.

Use of Third-Party Statements
Kimmeridge has not sought or obtained consent from any third party (other than the individuals who have provided the endorsements included in this presentation) to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein. Kimmeridge does not endorse third-party estimates or research, which are used in this presentation solely for illustrative purposes.

No Representations or Warranties
No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency or from any third party, are accurate. Past performance is not an indication of future results. Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third-party report.
Unless otherwise indicated, the figures presented in this presentation have not been calculated using generally accepted accounting principles ("GAAP") and have not been audited by independent accountants. Such figures may vary from GAAP accounting in material respects and there can be no assurance that the unrealized values reflected in this presentation will be realized. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections, pro forma information and potential impact of the opportunities identified by Kimmeridge herein are based on assumptions that Kimmeridge believes to be reasonable as of the date of this presentation, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material. This presentation does not recommend the purchase or sale of any security. Kimmeridge reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Kimmeridge disclaims any obligation to update the data, information or opinions contained in this presentation.

Forward-Looking Statements
This presentation contains forward-looking statements. All statements contained in this presentation that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this presentation that are not historical facts are based on current expectations, speak only as of the date of this presentation and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Kimmeridge. Although Kimmeridge believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this presentation, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this presentation will prove to be accurate and therefore actual results could differ materially from those set forth in, contemplated by, or underlying those forward-looking statements. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this presentation, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Kimmeridge will not undertake and specifically disclaims any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this presentation to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

13

Disclaimer (Cont.)

Kimmeridge

Not an Offer to Sell or a Solicitation of an Offer to Buy
Under no circumstances is this presentation intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This presentation does not recommend the purchase or sale of any security, and should not be construed as legal, tax, investment or financial advice, and the information contained herein should not be taken as advice on the merits of any investment decision. Kimmeridge currently beneficially own shares of the Company and its beneficial ownership of shares of, and/or economic interest in, the Company's common stock may vary over time depending on various factors, with or without regard to Kimmeridge's views of the Company's business, prospects or valuation (including the market price of the Company's common stock), conditions in the securities markets and general economic and industry conditions. Kimmeridge reserves the right to change its intentions with respect to its investments in the Company and take any actions with respect to investments in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions. However, neither Kimmeridge nor the other Participants or any of their respective affiliates has any intention, either alone or in concert with another person, to acquire or exercise control of the Company or any of its subsidiaries.

Concerning Intellectual Property
All registered or unregistered service marks, trademarks and trade names referred to in this presentation are the property of their respective owners, and Kimmeridge's use herein does not imply an affiliation with, or endorsement by, the owners of these service marks, trademarks and trade names or the goods and services sold or offered by such owners.

Index Comparisons

Additional information on each index follows:
- The S&P® Oil & Gas Exploration & Production Select Industry® Index ("XOP") is designed to track the broader equity market, which comprises the following sub-industries: Integrated Oil & Gas, Oil & Gas Exploration & Production, and Oil & Gas Refining & Marketing. XOP includes exposure across large, mid and small cap stocks.

14

Exhibit 3

SilverBow Needs Directors That Will Put Shareholders First

VOTE HERE

May 2, 2024

Press Release | Presentation

April 29, 2024

Kimmeridge Releases Presentation Outlining the Urgent Need for Board Change at SilverBow

Press Release | Presentation

April 16, 2024

Kimmeridge Withdraws Proposal to Combine SilverBow with KTG

Press Release

April 11, 2024

Kimmeridge Files Definitive Proxy and Sends Letter to Shareholders

Definitive Proxy | Letter to Shareholders

Kimmeridge Team Strategies Select Investments Responsibility Research News Contact Investor Login

Kimmeridge Provides Additional Information on KTG's High-Quality Asset Base and Requests Board's View of Relative Value

Press Release | Letter from SilverBow | Summarized Financial Statements

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April 1, 2024

Kimmeridge Issues Open Letter to SilverBow Shareholders and Makes Available Supplementary Materials

Press Release | Letter from SilverBow | Follow-Up Presentation | KTG Reserves Report | KTG Well Data | Preliminary Proxy Statement

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March 13, 2024

Kimmeridge Issues Open Letter to SilverBow Shareholders Outlining Proposed Combination with KTG

Press Release | Offer Letter | Investor Presentation | Conference Call Replay